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                                                                   EXHIBIT 23(e)


            [Letterhead of Stifel, Nicolaus & Company Incorporated]




                                December 18, 1998


Board of Directors
Glenway Financial Corporation
5535 Glenway Avenue
Cincinnati, Ohio 45238

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Glenway Financial Corporation ("GFCO") attached as an exhibit to the Prospectus/Joint Proxy Statement of Fidelity Financial of Ohio, Inc. ("FFOH") and GFCO relating to the proposed merger transaction involving FFOH and GFCO and references thereto in such Prospectus/Joint Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                   Very truly yours,


                                   /s/ Stifel, Nicolaus & Company, Incorporated
                                   --------------------------------------------
                                   Stifel, Nicolaus & Company, Incorporated